SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement [ ] Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials

State Farm Mutual Fund Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed: September 5, 2018

STATE FARM TAX ADVANTAGED BOND FUND

A SERIES OF STATE FARM MUTUAL FUND TRUST

SPECIAL MEETING OF SHAREHOLDERS

SEPTEMBER 14, 2018

IMPORTANT SHAREHOLDER INFORMATION

Please vote promptly

VOTING IS QUICK AND EASY

Dear Shareholder:

We recently sent you proxy materials concerning an important proposal regarding your investment, which will be considered at the Special Meeting of Shareholders on September 14, 2018 at One State Farm Plaza, Bloomington, Illinois. This letter was sent to you because you held shares on the record date and we have not received your vote.

Your vote is critical to this process. Please vote prior to the Special Meeting on September 14, 2018.

Joe R. Monk, Jr.

President, Trustee and Chairperson of the Board

Read the enclosed materials and vote by one of these four options:

Vote Online Visit the website noted on the enclosed proxy card and follow the instructions	Vote by Mail Mail your signed proxy card(s) in the postage-paid envelope

Vote by Phone Call the toll-free number printed on the enclosed proxy card and follow the automated instructions. Available 7 days a week 24 hours a day.	Speak with a Proxy Specialist Call 1 866-209-6472 with any questions. Specialists can assist with voting. Available Mon-Fri from 9 a.m. – 11 p.m. ET and Sat from noon – 6 p.m. ET

September 5, 2018

Subject:	Your list: Tax Advantaged Bond Fund Customers who have not yet responded to the proxy vote to merge the fund with a corresponding BlackRock fund

To:	«rep_name»

From:	State Farm Investment Planning Services

What you should know

As of September 4, 2018, Computershare indicated the following individual(s) have NOT YET responded with their proxy vote to merge the State Farm Tax Advantaged Bond Fund into a similar BlackRock fund as part of the shift to State Farm® Investment Planning Services:

«l1»

«l2»

«l3»

«l4»

«l5»

«l6»

Note: If duplicate names are listed, each name represents a different account.

Action requested

Please reach out to these customers and encourage them to respond to the material regarding the merger with BlackRock prior to the Sept. 14, 2018 shareholder meeting.

Additional details

This merger and the other proxy voting materials are part of our shift towards State Farm Investment Planning Services, which will expand our overall fund choices from 15 funds to over 140 funds post merger.

Refer to the communications to customers page of the SFIPS agent resource site to view these letters, reminders, proxy process, and more.

About the Tax Advantaged Bond Fund Proxy

While all votes are important, the required investor response rate for the Tax Advantaged Bond Fund proxy vote is higher than the other funds. Computershare has been making calls to these customers on behalf of State Farm to secure enough votes to approve the Tax Advantaged Bond Fund merger.

If owners of the Tax Advantaged Bond Fund do not respond to the request for a proxy vote, they will receive multiple calls from Computershare asking for their vote.

Important: These customers may be invested in other funds requesting a proxy. You may encourage them to respond to all proxy requests they’ve received.

If you have questions

If customers want to vote, are not sure if they have already voted or need replacement proxy voting materials, they should contact Computershare at 866-209-6472 Monday-Friday 9:00am-11:00pm ET and Saturday 12:00pm-6:00pm ET.

Agents may refer to the State Farm Investment Planning Services Agent Resource site.

FOR INTERNAL STATE FARM USE ONLY

Contains information that may not be disclosed outside State Farm without authorization